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                                                                   EXHIBIT 10.42

                           LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated December 27, 2002, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and PROXIM CORPORATION, a Delaware corporation ("Borrower"), whose address is 935 Stewart Drive, Sunnyvale, California 94085 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.    ACCOUNTING AND OTHER TERMS.

      Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.    LOAN AND TERMS OF PAYMENT.

2.1.  PROMISE TO PAY.

      Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1. REVOLVING ADVANCES.

      (a)   Bank will make Advances not exceeding the Credit Limit shown on
Schedule 1 to the Agreement (the "Schedule"). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

      (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

      (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

      (d) Borrower shall have the right to terminate the Committed Revolving Line prior to the Revolving Maturity Date, effective three Business Days after written notice of termination is given to Bank, in which event Borrower shall pay in full all Obligations on the effective date of termination. In the event Borrower terminates the Committed Revolving Line prior to the Revolving Maturity Date, or if the Committed Revolving Line is terminated by Bank prior to the Revolving Maturity Date upon an Event of Default, Borrower shall pay Bank the Termination Fee set forth in the Schedule.

2.1.2. LETTERS OF CREDIT SUBLIMIT.

      Bank will issue or have issued letters of credit (the "Letters of Credit") for Borrower's account not exceeding the amount shown on the Schedule. Borrower's reimbursement obligations with respect to all Letters of Credit (including drawn but unreimbursed Letters of Credit) will be secured by unrestricted cash on terms acceptable to Bank on or before the Revolving Maturity Date if the term of this Agreement is not
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extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3. FOREIGN EXCHANGE SUBLIMIT.

      Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract") as set forth in the Schedule.

2.2.  OVERADVANCES.

      If Borrower's Obligations under Section 2.1.1, 2.1.2 and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.3.  INTEREST RATE, PAYMENTS.

      (a) Interest Rate. Advances accrue interest on the outstanding principal balance at the interest rate set forth in the Schedule. During the continuance of an Event of Default, Obligations accrue interest at three percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

      (b) Payments. Interest due on the Committed Revolving Line is payable on the first day of each month. Bank may debit any of Borrower's deposit accounts maintained with Bank, including the Accounts shown on the Disclosure Letter, for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4.  FEES.

      Borrower will pay:

      (a) Facility Fee. A fully earned, non refundable Facility Fee in the amount shown on the Schedule, which shall be due on the Closing Date; and

      (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3.    CONDITIONS OF LOANS.

3.1.  CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

      Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires. Without limiting the generality of the foregoing, Bank's obligation to make the initial Credit Extension is subject to the following: (i) Bank shall have received the opinion of Borrower's counsel in the form of Exhibit F hereto,
(ii) all filings have been completed that are necessary or advisable to perfect the security interest of Bank in the Collateral and the collateral of the Domestic Subsidiaries, (iii) Bank shall have received UCC and other searches deemed necessary by Bank with respect to Borrower and the Domestic Subsidiaries, and the results thereof are satisfactory to Bank, (iv) Bank shall have received certified resolutions of the Board of Directors of the Borrower authorizing the transactions contemplated by this Agreement, in form reasonably satisfactory to Bank.

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3.2.  CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

      Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

      (a)   Timely receipt of any Payment/Advance Form; and

      (b) The representations and warranties in Section 5 must be true (subject to the materiality provisions in Section 5) on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true (subject to the materiality provisions in Section 5) as of said date only). Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true (provided, however, that those representations and warranties expressly referring to another date shall be true, subject to the materiality provisions in Section 5 as of said date only).

4.    CREATION OF SECURITY INTEREST.

4.1.  GRANT OF SECURITY INTEREST IN ASSETS OTHER THAN INTELLECTUAL PROPERTY.

      Borrower grants Bank a presently effective, continuing security interest in all presently existing and later acquired Collateral (other than Intellectual Property) to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, the Bank will, at all times, have a first-priority security interest in all of the Collateral (other than Intellectual Property). Bank's lien and security interest in the Collateral (other than Intellectual Property) will continue until Borrower fully satisfies its Obligations, and all obligations of the Bank to make Advances or otherwise extend credit accommodations have terminated. The security interest granted under this Section 4.1 excludes Intellectual Property, but it includes all Accounts and other rights, claims, assets and property that constitute proceeds of Intellectual Property. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and other rights, claims, assets and property of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property solely to the extent necessary to permit perfection of Bank's security interest in such accounts and other rights, claims, assets and property of Borrower that are proceeds of the Intellectual Property.

4.2.  GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY.

      Effective on the earlier of (i) the date the Asset Based Terms go into effect, or (ii) the breach of any of the financial covenants set forth in
Section 5.1 of the Schedule, Borrower grants Bank a continuing security interest in all presently existing and later acquired Intellectual Property to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, the Bank will, at all times thereafter, have a first-priority security interest in all of the Intellectual Property. Bank's lien and security interest in the Intellectual Property, once effective, will continue until Borrower fully satisfies its Obligations, and all obligations of the Bank to make Advances or otherwise extend credit accommodations have terminated.

4.3.  AUTHORIZATION TO FILE FINANCING STATEMENTS.

      Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral (other than the Intellectual Property). At such time as the security interest granted by Borrower to Bank in the Intellectual Property is effective, Borrower authorizes Bank to file financing statements

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without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Intellectual Property.

4.4.  NEGATIVE PLEDGE -- INTELLECTUAL PROPERTY.

      Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's Intellectual Property, except for non-exclusive licenses thereof in the ordinary course of business.

4.5.  EQUIPMENT FINANCING.

      In the event a leasing company or lender, which is financing the acquisition by the Borrower of Equipment hereafter acquired by Borrower (other than in a sale and leaseback transaction), requires, as a condition to the lease or financing, that Bank provide a subordination in favor of the leasing company or lender with respect to the Equipment being acquired and all proceeds and insurance proceeds thereof, Bank agrees to execute and deliver the same on terms reasonably acceptable to Bank.

5.    REPRESENTATIONS AND WARRANTIES.

      Borrower represents and warrants that the following statements are true and correct on the date hereof and Borrower covenants that the following statements will continue to be true and correct throughout the term of this Agreement and so long as any Obligations are outstanding:

5.1.  DUE ORGANIZATION AND AUTHORIZATION.

      Borrower and each of its Subsidiaries is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Except as set forth in the Disclosure Letter, Borrower has not changed its state of incorporation or any organizational number (if any) assigned by its jurisdiction of incorporation.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change. Borrower has disclosed to Bank that it has stopped making rental payments on its real property lease for premises located at 305 Soquel Way, Sunnyvale, California., that Borrower is negotiating with the landlord regarding the same, and that Borrower does not believe the same will result in any Material Adverse Change.

5.2.  COLLATERAL.

      Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no other deposit account, other than the deposit accounts described in the Representations or the Disclosure Letter. Each Account with respect to which Advances are requested by Borrower shall, on the date each Advance is requested and made, represent an undisputed bona fide existing unconditional obligation of the account debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business. Except as set forth in the Disclosure Letter, he Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing

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Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business, and except as set forth in the Disclosure Letter. Except as set forth in the Disclosure Letter, to the best of Borrower's knowledge, each Patent is, valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and, to the best of Borrower's knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3.  LITIGATION.

      Except as shown in the Disclosure Letter or in the future disclosed pursuant to Section 6.2(a)(iii) below, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary, which could result in damages or costs to Borrower or any Subsidiary of $500,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4.  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

      All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5.  REGULATORY COMPLIANCE.

      Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required material tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and which do not result in any tax lien on any of the Collateral. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.6.  SUBSIDIARIES.

      Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.7.  REPRESENTATIONS; FULL DISCLOSURE.

      The information in the Representations previously submitted to Bank continues to be true and correct as of the date hereof (provided, however, that those representations and warranties expressly referring to another date shall be true (subject to the materiality provisions therein) as of said date only). No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains

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any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6.    AFFIRMATIVE COVENANTS.

      Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1.  GOVERNMENT COMPLIANCE.

      Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2.  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

      (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) while the Asset Based Terms are in effect, prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

      (b) Within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

      (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

      (d) Within 20 days after the last day of each month, Borrower will deliver to Bank a schedule of deferred revenue.

      (e) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits will be conducted no more often than quarterly, unless an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing. Audit fees shall not exceed $750 per day per person, plus out-of-pocket expenses.

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      (f)   Borrower will notify Bank, upon filing of its reports on Forms 10-K,
8-K and 10-Q with the Securities and Exchange Commission.

      (g) During any period that the Asset Based Terms are in effect, the reports under Sections 6.2 (b) shall be provided within seven days after the end of each month and the reports under Sections 6.2 (d) shall be provided within 15 days after the end of each month.

6.3.  INVENTORY; RETURNS.

      Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $250,000.

6.4.  TAXES.

      Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (except for taxes or assessments being contested in good faith with adequate reserves under GAAP and which do not result in any tax lien on any of the Collateral) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5.  INSURANCE.

      Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee with respect to the Collateral and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations, provided that if no Event of Default and no event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing, and if the Asset Based Terms are not in effect, then such proceeds in the amount of less than $500,000 will be released by Bank to Borrower, which proceeds Borrower shall use to replace any item of Collateral the damage to which gave rise to such insurance proceeds.

6.6.  PRIMARY ACCOUNTS.

      Borrower will maintain its primary depository and operating accounts with Bank.

6.7.  FINANCIAL COVENANTS.

      Borrower will comply with the financial covenants set forth on the Schedule.

6.8.  REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

      Borrower represents and warrants that it has no present maskworks, software, computer programs and other works of authorship registered with the United States Copyright Office except as set forth in the Intellectual Property Security Agreement being executed concurrently herewith, and Borrower shall hereafter provide prompt written notice to Bank in the event Borrower registers any other maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office, and if the Asset Based Terms are in effect, Borrower shall execute and file such other instruments, and taking such further actions as Bank may reasonably

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request from time to time to perfect or continue the perfection of Bank's interest in the Collateral, including without limitation filings with the United States Copyright Office.

      Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any material Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9.  FURTHER ASSURANCES.

      Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.    NEGATIVE COVENANTS.

      Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend and there are any outstanding Obligations:

7.1.  DISPOSITIONS.

      Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property or any Collateral, except for (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn out or obsolete Equipment; (iv) Transfers of cash in the ordinary course of business;
(v) Transfers otherwise permitted by this Section 7; and (vi) Transfers of the King Indebtedness.

7.2. CHANGES IN BUSINESS, NON-ORDINARY COURSE TRANSACTIONS, OWNERSHIP, MANAGEMENT OR LOCATIONS OF COLLATERAL.

      Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or enter into any transaction outside the ordinary course of business, or permit there to be a Change in Control. Borrower will not, without at least 30 days prior written notice to the Bank, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (including warehouses) in which Borrower maintains or stores over $50,000 in Collateral.

7.3.  MERGERS OR ACQUISITIONS.

      Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (collectively, "Acquisitions"), except for Permitted Acquisitions.

7.4.  INDEBTEDNESS.

      Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5.  ENCUMBRANCE.

      Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted

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Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6.  DISTRIBUTIONS; INVESTMENTS.

      Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or as permitted by Section 7.3, or permit any of its Subsidiaries to do so. Except for Permitted Distributions, pay any dividends (other than dividends payable solely in stock of the Borrower) or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7.  TRANSACTIONS WITH AFFILIATES.

      Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (i) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person, (ii) transactions by and among Borrower and its Subsidiaries in the ordinary course of business, provided that transfers of cash and other assets by Borrower to its foreign Subsidiaries shall be limited to amounts remitted in the ordinary course of business in an amount not in excess of the amounts needed to fund operations of such Subsidiaries in the ordinary course of business and consistent with past practices, (iii) transactions consisting of acceptance of payments on, or restructuring or compromising sums due under, the Reimbursement and Security Agreement dated March 15, 2001 as amended from time to time between David King and the Borrower, provided that the principal amount thereof shall not increase (other than as a result of accrued interest) and the sums due in connection therewith shall not exceed $5,000,000 plus accrued interest.

7.8.  SUBORDINATED DEBT.

      Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9.  COMPLIANCE.

      Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.    EVENTS OF DEFAULT.

      Any one of the following is an Event of Default:

8.1.     PAYMENT DEFAULT.

      If Borrower fails to pay any of the Obligations (other than Bank Expenses, which shall be subject to Section 8.3 below) and such failure is not cured within 3 days after the date payment was due.

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8.2.  CERTAIN DEFAULTS.

      If Borrower (I) fails to provide the financial statements called for by
Section 6.2 hereof or by any other provisions of this Agreement, within the time therein provided; or (ii) Borrower breaches any of the financial covenants set forth in Section 6.7 of this Agreement; or (iii) fails to perform or comply with any other term, condition or covenant in any other agreement between Borrower and Bank which is not cured within any cure period provided in such agreement (or, if no cure period is provided in such agreement, which is not cured within ten days after such failure).

8.3.  OTHER DEFAULTS.

      If Borrower fails to perform or comply with any other term, condition or covenant in this Agreement (other than as set forth in Section 8.1 or 8.2 above), and such failure is not cured within 30 days after the date it occurs

8.4.  MATERIAL ADVERSE CHANGE.

      A Material Adverse Change occurs.

8.5.  ATTACHMENT.

      If any of Borrower's assets having a value in the aggregate of more than $100,000 is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against Borrower's assets having an aggregate value in excess of $100,000 by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower;

8.6.  INSOLVENCY.

      If Borrower fails to pay its debts generally as they mature, or if Borrower begins an Insolvency Proceeding, or if an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days;

8.7.  OTHER AGREEMENTS.

      If there is a default in any agreement between Borrower and a third party that results in the acceleration by such third party of any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

8.8.  JUDGMENTS.

      If a money judgment(s) in the aggregate of at least $100,000, which is not fully covered by insurance, is rendered against Borrower and is unsatisfied and unstayed for 10 days;

8.9.  MISREPRESENTATIONS.

      If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.10. GUARANTY.

      Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of any of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.5, 6 or 8 occurs to any Guarantor.

      No Credit Extensions will be made during any of the cure periods set forth in Sections 8.1-8.10 above.

9.    BANK'S RIGHTS AND REMEDIES.

9.1.  RIGHTS AND REMEDIES.

      When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

      (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.6 occurs all Obligations are immediately due and payable without any action by Bank);

      (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank and terminate the Committed Revolving Line;

      (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

      (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

      (e) Apply to the Obligations any (I) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

      (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Intellectual Property, and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

      (g)   Dispose of the Collateral according to the Code; and

      (h) Bank may place a "hold" on any account maintained with Bank and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral, provided that bank agrees that it will not deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral unless an Event of Default occurs and continues.

9.2.  POWER OF ATTORNEY.

      Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (I) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, are coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3.  ACCOUNTS COLLECTION.

      When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and demand payment of, and collect any Accounts, general intangibles and other Collateral, and, in connection therewith, Borrower irrevocably authorizes Bank to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, and, in Bank's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and general intangibles for less than face value. When an Event of Default occurs and continues, Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4.  BANK EXPENSES.

      If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount, which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5.  BANK'S LIABILITY FOR COLLATERAL.

      If Bank complies with reasonable banking practices and Section 9207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6.  REMEDIES CUMULATIVE.

      Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7.  DEMAND WAIVER.

      Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.   NOTICES.

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by fax to the addresses set forth at the beginning of this Agreement and, in the case of notices by fax, to the latest fax number a party as for the other party. A party may change its notice address by giving the other party written notice.

11.   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

      BORROWER AND BANK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN BANK AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF BANK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH BANK OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.   GENERAL PROVISIONS

12.1. SUCCESSORS AND ASSIGNS.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2. INDEMNIFICATION.

      Except for obligations, demands, claims, liabilities, losses and Bank Expenses caused by Bank's gross negligence or willful misconduct, Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other Person in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses).

12.3. TIME OF ESSENCE.

      Time is of the essence for the performance of all obligations in this Agreement.

12.4. SEVERABILITY OF PROVISION.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5. AMENDMENTS IN WRITING, INTEGRATION.

      All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7. SURVIVAL.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8. CONFIDENTIALITY.

      In handling any Confidential Information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. For purposes hereof, "Confidential Information" is proprietary, confidential or trade secret information concerning Borrower or its business and any other information concerning Borrower or its business which is clearly marked as "confidential" by Borrower, provided that Confidential Information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9. ATTORNEYS' FEES, COSTS AND EXPENSES.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.   DEFINITIONS.

13.1. DEFINITIONS.

      In this Agreement:

      "ACCOUNTS" is defined on Exhibit A hereto.

      "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

      "AFFILIATE" means (I) any of Borrower's officers or directors, and if Borrower is a limited liability company, Borrower's managers and members, and if Borrower is a partnership, Borrower's general and limited partners; (ii) a Person that, directly or indirectly, owns or controls, is controlled by or is under common control with Borrower, and any of such person's officers or directors, and if such person is a limited liability company, such person's managers and members, and if such person is a partnership, such person's general and limited partners.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings), or otherwise relating to Borrower or the Loan Documents, including, but not limited to, any reasonable attorneys' fees and costs Bank incurs in order to do the following: obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of Bank's rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim, third-party claim, or other claim; protect, obtain possession of, lease, dispose of, or otherwise enforce Bank's security interest in, the Collateral; and otherwise represent Bank in any litigation relating to Borrower.

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BORROWING BASE" is as set forth in the Schedule.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CASH" is all cash, money, currency, liquid funds, and Investments included in paragraph (b) of the definition of "Permitted Investments".

      "CHANGE IN CONTROL" is an event of series of events by which either (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3) promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of 40% or more of the total outstanding shares of capital stock of the Borrower or total outstanding shares of capital stock of the Borrower entitled to vote for the election of directors;

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the California Uniform Commercial Code, in effect from time to time.

      "COLLATERAL" is the property described on Exhibit A.

      "COMMITTED REVOLVING LINE" is defined in the Schedule.

      "CONFIDENTIAL INFORMATION" is defined in Section 12.8 above.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "CREDIT EXTENSION" is each Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

      "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

      "DISCLOSURE LETTER" is the disclosure letter, dated December 27, 2002, provided by Borrower to Bank in connection with this Agreement.

      "Distributor" is defined in Section 1 of Schedule 1 to this Agreement.

      "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower 10 days prior written notice thereof (except that, while the Asset Based Terms are in effect such notice will be give concurrently with such change). Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

      (a) Accounts that the account debtor has not paid within within the following periods (the "Eligibility Period"): (i) 90 days of invoice date (in the case of Accounts owing from account debtors who are not Distributors and
(ii) 60 days of invoice date (in the case of Accounts owing from account debtors who are Distributors).

      (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within the Eligibility Period;

      (c)   Credit balances;

      (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage;

      (e) Accounts for which the account debtor does not have its principal place of business in the United States (unless supported by letters of credit advised through and acceptable to Bank in its discretion or covered by a foreign credit insurance policy acceptable in all respects to Bank and naming Bank as the beneficiary thereunder (reduced by the amount of any deductible thereunder);

      (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality, unless, there is compliance with the federal Assignment of Claims Act satisfactory to Bank;

      (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

      (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

      (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

      (j) Accounts in which the account debtor disputes liability or makes any claim or Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

      (k) Accounts owing from an account debtor with respect to which there is deferred revenue which is a potential offset to such Account;

      (l) Accounts for which the credit risk is not acceptable to Bank in its good faith business judgment.

      "EQUIPMENT" is defined on Exhibit A hereto.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "FINANCIAL COVENANT BREACH" means a breach by Borrower of any of the covenants set forth in Section 5.1 of Schedule 1 to this Agreement.

      "FX FORWARD CONTRACT" is defined in Section 2.1.3.

      "FX RESERVE" is defined in Section 2.1.3.

      "GAAP" is generally accepted accounting principles.

      "GOOD FAITH BUSINESS JUDGMENT" means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of Bank's business judgment.

      "GUARANTOR" is any present or future guarantor of any of the Obligations.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INTELLECTUAL PROPERTY" is defined on Exhibit A hereto

      "INVENTORY" is defined on Exhibit A hereto.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "KING INDEBTEDNESS" is the indebtedness in an amount not to exceed $5,000,000 in aggregate principal amount plus accrued interest owed to Borrower pursuant to the Reimbursement and Security Agreement dated March 15, 2001 as amended from time to time between David King and the Borrower

      "LETTER OF CREDIT" is defined in Section 2.1.2.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MATERIAL ADVERSE CHANGE" is any of the following: (i) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Bank's security interests in the Collateral.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.

      "PERMITTED ACQUISITIONS" are Acquisitions by Borrower where no Event of Default has occurred and is continuing or would result from such Acquisition, and where the following conditions are met:

      (a) if the Asset Based Terms are not in effect at the date of the Acquisition, the following conditions are met: (i) the total consideration paid in such Acquisition does not exceed 25% of the Borrower's Tangible Net Worth as of the end of the month preceding the month in which the Acquisition is to be consummated, and (ii) the total cash consideration paid by Borrower is less than $1,000,000, and (iii) the stockholders of Borrower immediately prior to such Acquisition own more than 50% of the voting stock of the Borrower immediately after giving effect to such Acquisition.

      (b) if the Asset Based Terms are in effect at the date of the Acquisition, the following conditions are met: Bank consents to the Acquisition (which shall be a matter of Bank's good faith business judgment).

      (c) Whether or not the Asset Based Terms are in effect, the Acquisition is a merger or consolidation of (i) a Subsidiary into another Subsidiary or (ii) a Subsidiary into Borrower, if Borrower is the surviving corporation in the merger.

      "PERMITTED DISTRIBUTIONS" ARE:

      (a) repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate for all such repurchases in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;

      (b) the distribution of non-cash rights in connection with any stockholders' rights plan;

      (c) the conversion by Borrower of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefore, and payments in cash for any fractional shares of such convertible securities; and

      (d) payments in cash for any fractional shares in connection with a reverse stock-split of the Borrower's outstanding stock.

      "PERMITTED INDEBTEDNESS" is:

      (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

      (b) Indebtedness existing on the Closing Date and shown on the Disclosure Letter;

      (c)   Subordinated Debt;

      (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

      (e)   Indebtedness secured by Permitted Liens.

      (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to Borrower or to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

      (g) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for the purposes of speculation, and provided that the "notional" or face amount of all Swap Contracts for Borrower and all Subsidiaries outstanding at any time shall not exceed a total of $1,000,000;

      (h) Indebtedness consisting of letters of credit issued for the benefit of any landlord or other Person to secure rental payments on any real estate lease;

      (i) other unsecured Indebtedness of Borrower or any Subsidiary incurred in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time;

      (j) Indebtedness of any Person existing at the time such Person is merged with or into Borrower or becomes a Subsidiary as permitted hereby, provided that such Indebtedness does not exceed, in the aggregate, $500,000 for all Persons merged into Borrower or becoming a Subsidiary in any fiscal year, and provided such Indebtedness is not incurred in connection with, or in contemplation of, such Person merging with and into the Borrower or becoming a Subsidiary of the Borrower; and

      (k) Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds incurred in the ordinary course of business, consistent with past practices;

      "PERMITTED INVESTMENTS" are:

      (a) Investments shown on the Disclosure Letter and existing on the Closing Date;

      (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

      (c) Investments of Subsidiaries in or to wholly-owned Subsidiaries of Borrower and Investments by Borrower in or to its wholly-owned Subsidiaries, provided that Investments by Borrower or any Subsidiary in foreign Subsidiaries shall be limited to Investments in the ordinary course of business in an amount not in excess of the amounts needed to fund operations of such Subsidiaries in the ordinary course of business and consistent with past practices;

      (d) Investments consisting of (i) travel advances, (ii) employee relocation loans and other employee loans and advances in the ordinary course of business, in a total amount at any time outstanding under this clause (ii) not to exceed $500,000, (iii) loans to employees relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower's Board of Directors, provided that all of the proceeds of such loans are concurrently paid to the Borrower by the employee in consideration for the stock being purchased, and (iv) the King Indebtedness;

      (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower's business;

      (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (f) shall not apply to Investments of Borrower in any Subsidiary;

      (g) joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year;

      (h) Investments pursuant to the Investment Policy Guidelines of the Borrower previously provided by Borrower to Bank; and

      (h) other Investments not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year.

      "PERMITTED LIENS" are:

      (a) Liens existing on the Closing Date and shown on the Disclosure Letter or arising under this Agreement or other Loan Documents;

      (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

      (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment (and any of the following relating to such Equipment: accessions, parts, replacements, fixtures, improvements, and attachments, and proceeds of the foregoing), or (ii) existing on equipment when acquired, if the Lien is confined to the Equipment (and any of the following relating to such Equipment: accessions, parts, replacements, fixtures, improvements, and attachments, and proceeds of the foregoing);

      (d) Nonexclusive licenses and non-exclusive sublicenses granted by Borrower in the ordinary course of its business;

      (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

      (f) carriers', warehousemen's, mechanics', materialmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

      (g) Liens to secure payment of workers' compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business;

      (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money, provided the total amount of all such outstanding deposits under the clause (h) does not exceed $250,000 at any time outstanding;

      (i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (j) Liens arising by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

      (k) Liens consisting of pledges of cash collateral or government securities to secure Swap Contracts on a mark-to-market basis only, provided the total amount of all such Liens under the clause (k) does not exceed $200,000 at any time outstanding;;

      (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (m) Liens on insurance proceeds securing the payment of financed insurance premiums;

      (n) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default hereunder; and

      (o) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is defined in the Schedule.

      "REPRESENTATIONS" are the written Representations and Warranties of Borrower dated November 26, 2002.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "REVOLVING MATURITY DATE" is set forth on Schedule 1 to this Agreement.

      "SCHEDULE" is Schedule 1 to this Agreement.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

      "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swap, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing, whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

BORROWER:

PROXIM CORPORATION

By    /s/ Keith E. Glover
  ------------------------------------------

Name  Keith E. Glover
    ----------------------------------------

Title Executive Vice President
     ---------------------------------------
      And Chief Financial Officer
     ---------------------------------------


BANK:

SILICON VALLEY BANK

By    /s/ Bradford Leahy
  ------------------------------------------

Title Vice President
     ---------------------------------------

                                    EXHIBIT A

                                   COLLATERAL

      "COLLATERAL" means of all of Borrower's right, title and interest in and to the following whether owned now or hereafter acquired or arising, and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (excluding, however, all Intellectual Property, except as set forth in Section 4.2 of this Loan and Security Agreement); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the foregoing, and all guaranties and security for any of the foregoing, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the foregoing, and all Borrower's books relating to any of the foregoing.

As used in this Agreement and in this Exhibit, the following terms have the following meanings:

      "ACCOUNTS" means all present and future "accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

      "DEPOSIT ACCOUNTS" means all present and future "deposit accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit, whether maintained with Bank or other institutions

      "EQUIPMENT" means all present and future "equipment" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

      "GENERAL INTANGIBLES" means all present and future "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

      "INTELLECTUAL PROPERTY" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above; and (k) all other related or similar intellectual property rights.

      "INVENTORY" means all present and future "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

      "INVESTMENT PROPERTY" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated,

      "OTHER PROPERTY" means (i) the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and (ii) all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code (other than Intellectual Property).

                                    EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

Fax To:                                               Date:
       --------------------                                ---------------------



 LOAN PAYMENT:

                                        Client Name (Borrower)
                  ----------------------

From Account #                                To Account #
              ----------------------                      ----------------------
                (Deposit Account #)                         (Loan Account #)

Principal $                 and/or Interest $
           ----------------                  --------------------------

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

Authorized Signature:
                     -----------------------------------------

Phone Number:
             ----------------------

 LOAN ADVANCE:

COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

From Account #                                To Account #
              ----------------------                      ----------------------
                (Loan Account #)                            (Deposit Account #)

Amount of Advance $
                   -------------------------

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

Authorized Signature:
                     -----------------------------------------

Phone Number:
             ----------------------

OUTGOING WIRE REQUEST

COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.

Deadline for same day processing is 12:00 p.m., P.S.T.

Beneficiary Name:                             Amount of Wire: $
                 ---------------------------                   -----------------

Beneficiary Bank:                             Account Number:
                 ---------------------------                 -------------------

City and Sate:
              ---------------------------------------

Beneficiary Bank Transit (ABA) #:
                                 --------------------

Beneficiary Bank Code (Swift, Sort, Chip, etc.):
                                                -----------------------
(For International Wire Only)

Intermediary Bank:
                  -----------------------------------

Transit (ABA) #:
                -------------------

For Further Credit to:
                      ----------------------------------------------------------

Special Instruction:
                    ------------------------------------------------------------

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:
                     --------------------------------

2nd Signature (If Required):
                            -------------------------

Print Name/Title:
                 ---------------------------

Print Name/Title:
                 ---------------------------
Telephone #
           ------------------------------------------

Telephone #
           ------------------------------------------

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower: Proxim Corporation                      Bank:    Silicon Valley Bank
                                                           3003 Tasman Drive
                                                           Santa Clara, CA 95054

Commitment Amount:         $20,000,000

ACCOUNTS RECEIVABLE

1.   Accounts Receivable Book Value as of     $
                                               ---------------
2.   Additions (please explain on reverse)    $
                                               ---------------
3.   TOTAL ACCOUNTS RECEIVABLE                $
                                               ---------------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.   Amounts over 90 days due                 $
                                               ---------------
5.   Balance of 50% over 90 day accounts      $
                                               ---------------
6.   Credit balances over 90 days             $
                                               ---------------
7.   Concentration Limits*                    $
                                               ---------------
8.   Foreign Accounts                         $
                                               ---------------
9.   Governmental Accounts        $
                                   ---------------
10.  Contra Accounts                          $
                                               ---------------
11.  Promotion or Demo Accounts               $
                                               ---------------
12.  Intercompany/Employee Accounts           $
                                               ---------------
13.  Other (please explain on reverse)        $
                                               ---------------
14.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                   $
                                                             ---------------
15.  Eligible Accounts (#3 minus #14)                           $
                                                                 --------------
16.  LOAN VALUE OF ACCOUNTS (Advance Rate x #15)                $
                                                                 --------------
   (Note: Advance rate is 80% for non-Distributors, and 50% for Distributors)

17.  Maximum Loan Amount          $20,000,000
                                   ----------
18.  Total Funds Available [Lesser of #17 or #16]               $
                                                                 ---------------
19.  Present balance owing on Line of Credit  $
                                               ---------------
20.  Outstanding under Sublimits (LC, FX, Cash Man)         $
                                                             ---------------
21.  RESERVE POSITION (#18 minus #19 and #20)                   $
                                                                 --------------

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:                                         BANK USE ONLY
                                                  -------------
                                                  Rec'd By:
                                                           ---------------------
                                                               Auth. Signer
--------------------------------------------
                                                  Date:
                                                       -------------------------
                                                  Verified:
                                                           ---------------------
By:                                                            Auth. Signer
   -----------------------------------------
         Authorized Signer                        Date:
                                                       -------------------------

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK

      3003 Tasman Drive
      Santa Clara, CA 95054

FROM: Proxim Corporation

      The undersigned authorized officer of PROXIM CORPORATION ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT              REQUIRED                                                  COMPLIES
------------------              --------                                                  --------

Monthly financial statements    Monthly within 30 days                                    Yes      No
+ Compliance Certificate

Annual (Audited)                FYE within 90 days                                        Yes      No

A/R & A/P Agings                Monthly within 20 days (7 days if Asset Based Terms are   Yes      No
                                in effect)

Schedule of Deferred Revenue    Monthly within 20 days (15 days if Asset Based Terms      Yes      No
                                are in effect)

A/R Audit                       Initial and Semi-Annual                                   Yes      No

Borrowing Base Certificate      Monthly within 20 days                                    Yes      No

FINANCIAL COVENANT           REQUIRED                     ACTUAL                    COMPLIES
------------------           --------                     ------                    --------
(ASSET BASED TERMS
NOT IN EFFECT)
------------------

Maximum Adjusted Net Loss
-------------------------
   Quarter Ended             Maximum Adjusted Net Loss
   -------------             -------------------------

   December 31, 2002               ($10,700,000)                                    Yes      No

   March 31, 2003                   ($6,800,000)                                    Yes      No

   June 30, 2003                    ($6,150,000)                                    Yes      No

   September 30, 2003               ($4,000,000)                                    Yes      No

Minimum Cash Balance on      To January 1, 2003:                                    Yes      No
Deposit with Silicon:        $6,500,000.

                             $7,500,000 thereafter.

FINANCIAL COVENANT              REQUIRED                                            COMPLIES
------------------              --------                                            --------
(ASSET BASED TERMS
IN EFFECT)
------------------
Minimum Tangible Net
Worth                        $18,000,000                                            Yes      No

Have there been updates to Borrower's intellectual property? Yes /No
Borrower only has deposit accounts located at the following institutions:
                                                                         -------

COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,                                                   BANK USE ONLY

Proxim Corporation                                Rec'd By:
                                                           ---------------------
                                                               Auth. Signer
                                                  Date:
                                                       -------------------------
----------------------------------------
Signature                                         Verified:
                                                           ---------------------
----------------------------------------                       Auth. Signer
Title                                             Date:
                                                       -------------------------
----------------------------------------
Date
                                                  Compliance Status:  Yes     No

                                    EXHIBIT E

                                ASSET BASED TERMS

The following are the "Asset Based Terms":

      (1) SCHEDULES AND DOCUMENTS RELATING TO ACCOUNTS. Borrower shall deliver to Bank weekly transaction reports, Advance requests, schedules of Accounts, and schedules of collections, all on Bank's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Bank's security interest and other rights in all of Borrower's Accounts. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Bank an aged accounts receivable trial balance in such form and at such intervals as Bank shall request. In addition, if requested by Bank, Borrower shall deliver to Bank the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Bank with copies of all credit memos from time to time on request by Bank.

      (2) COLLECTION OF ACCOUNTS. Borrower shall hold all payments on, and proceeds of, Accounts and all other Collateral in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations in such order as Bank shall determine. Borrower agrees that it will not commingle such payments and proceeds with any of Borrower's other funds or property, but will hold such payments and proceeds separate and apart from such other funds and property and in an express trust for Bank. Bank may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment. Upon the occurrence and during the continuance of an Event of Default, Bank or its designee may, at any time, notify Account Debtors that the Bank has a security interest in the Accounts. Nothing in this Exhibit limits the restrictions on Transfers of Collateral set forth elsewhere in this Agreement.

      (3) INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Bank (including proceeds of Accounts shall be deemed applied by Bank on account of the Obligations three Business Days after receipt by Bank of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Bank shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower's loan account for the amount of any item of payment which is returned to Bank unpaid.

      (4) LOAN REQUESTS. Without limiting the right of Bank to cease making Advances on an Event of Default, requests for Advances shall be in writing and shall be accompanied by a current Transaction Report on Bank's standard form.

      (5) RESERVES. Without limiting the right of Bank to cease making Advances on an Event of Default, Bank shall have the right, from time to time, in its good faith business judgment, to establish and deduct the following reserves from the amount of Advances, Letters of Credit and other financial accommodations under the lending formula(s) provided in the Schedule: (a) reserves to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect adversely (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); and (b) reserves to reflect Bank's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect. Bank shall give Borrower prompt notice of the establishments of such Reserves.

      (6) CURE PERIODS. The cure periods set forth in the Loan Agreement shall be modified as follows: the cure period in Section 8.3 of the Loan Agreement shall be five Business Days rather than 30 days and there shall be no cure period in Section 8.1 of the Loan Agreement.

                                    EXHIBIT F

                           FORM OF OPINION OF COUNSEL